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                                                                    Exhibit 10.4

               MORNINGSTAR, INC. 1999 INCENTIVE STOCK OPTION PLAN

      Morningstar, Inc., an Illinois corporation (the "Company"), has adopted the Morningstar, Inc. 1999 Incentive Stock Option Plan ("Plan").

      1. PURPOSE. The purpose of the Plan is to enable the Company and its Affiliates (as defined below) to attract, retain, and reward eligible persons by offering them an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates. An option ("Option") granted under the Plan to purchase shares of the Company's common stock ("Common Stock"), will be specified as either a nonqualified stock option ("NSO") or an incentive stock option ("ISO") intended to meet the qualification requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will use the proceeds from the sale of Common Stock pursuant to Options for general corporate purposes. An Affiliate of the Company is any corporation that is a parent or subsidiary corporation (as those terms are defined in Code Sections 424(e) and (f)) with respect to the Company.

      2. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors ("Board") or any committee of the Board that the Board designates for such purpose. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine Options grants and the terms and provisions of Participants' Option Agreements, and make such other determinations as the Board deems necessary or advisable for the administration of the Plan. The Board may delegate decisions with respect to Options to such Company officer or officers as the Board determines. The decisions of the Board and its delegate(s) under the Plan will be conclusive and binding. No member of the Board or any of its delegate(s) will be liable for any action taken or determination made in good faith.

      3. ELIGIBILITY. The Board will determine, within the limits set forth below, those eligible person to whom, and the time or times at which, Options will be granted. Any person employed by the Company or an Affiliate in a common law employee-employer relationship ("Employee") is eligible to receive Options under this Plan. Each eligible person whom the Board has selected to receive Options will become a "Participant" in the Plan. The Board also will determine the number of shares of Common Stock to be subject to each such Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) the Participant may exercise all or portions of each Option, whether the Company may accept cash, Common Stock or Options in full or partial payment upon exercise of an Option, and any other terms and conditions of such Options. In making such determinations, the Board may take into account the nature of the services rendered by the eligible person, his or her present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Board, in its discretion, deems relevant.

      4. COMMON STOCK. No more than 500,000 shares of Common Stock may be subject to Options under the Plan. The Board will adjust the total number of shares of Common Stock authorized under this Section in accordance with the provisions of Section 11 hereof. Shares of Common Stock may be either authorized but unissued shares or reacquired shares. If any Option granted under the Plan expires unexercised, is repurchased by the Company pursuant to Section

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6(d), or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, will be added to the remaining number of shares of Common Stock that may be made subject to Options under the Plan. If the Company repurchases any unvested Common Stock pursuant to
Section 6(d), the Company may again grants Options with respect to such shares. Options subject to the foregoing provision include Option awards to former holders of Options, upon such terms and conditions as the Board determines, which terms may be more or less favorable than those applicable to the former holders of Options. The Board will not issue an Option under this Plan as an ISO if it would cause the aggregate fair market value of stock with respect to which ISOs are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.

      5. OPTIONS. The provisions described below will apply to each Option granted under the Plan.

            (a) OPTION AGREEMENT. Each Option will be evidenced by a written agreement (the "Option Agreement"). The Option Agreement will specify the Option exercise price, the terms for payment of the exercise price, the duration of the Option, and the number of shares of Common Stock to which the Option pertains. An Option Agreement also may contain an installment exercise schedule, a noncompetition agreement, a confidentiality provision, provisions for forfeiture in the event of the Participant's termination of Service (as defined below), and such other restrictions, conditions and terms, as the Board determines. Option Agreements need not be identical.

            (b) EXERCISE PRICE. The applicable Option Agreement will specify the per share exercise price of each Option, which may be less than, equal to or greater than the Common Stock's Fair Market Value (as defined below) on the date of grant. If the Option is an ISO, the exercise price must be equal to or greater than the Common Stock's Fair Market Value on the date of grant. If the Option is an ISO and the Participant to whom it is granted is a 10% Owner, the Option Agreement will provide that the per share exercise price of the Option will equal at least 110% of the Common Stock's Fair Market Value on the date of grant. A "10% Owner" is an individual who, at the time an Option is granted under this Plan, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

            (c)   MAXIMUM TERM. Subject to earlier termination as provided in
      Section 6, each Option will expire no later than ten years after the date it is granted. If the Option is an ISO and the Participant is a 10% Owner, the Option Agreement will provide that the Option will expire no later than five years after the date it is granted.

            (d) STATUS OF OPTIONS. Each Option Agreement entered into under the Plan will specify whether the Options granted under it are NSOs or ISOs.

            (e) ACCELERATION OF VESTING. The Board, in its discretion, will have the power to accelerate the dates for exercise of any or all Options, or any part thereof.

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            (f)   FAIR MARKET VALUE. "Fair Market Value" means, as it relates to
      Common Stock: (i) the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market; or (ii) if the Common Stock is at the time not listed on any national securities exchange or traded in the over-the-counter market, then the Fair Market Value shall be determined by the Board, in its sole discretion, after taking into account such factors as the Board deems appropriate. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Board.

      6.    VESTING OF OPTION RIGHTS.

            (a) IN GENERAL. The right to exercise the Option will vest according to the terms of the applicable Option Agreement. The term "Vested Option Rights" means a Participant's rights to exercise the Options that have vested pursuant to this Section 6. "Owned Shares" means shares of Common Stock that have vested according to the Option Agreement and are owned by the Participant as a result of his or her exercise of the Option.

            (b) TERMINATION OF SERVICE. Unless otherwise approved by the Board, a Participant's Vested Option Rights will terminate and expire three (3) months from the date the Participant's Service terminates for any reason, other than Involuntary Termination, Permanent Disability or death. If a Participant's Service terminates due to Permanent Disability or death, the Participant's Vested Option Rights will terminate and expire twelve (12) months from the date the Participant's Service terminates due to Involuntary Termination, Permanent Disability or death, unless the Board provides otherwise. For purposes of this Plan, "Service" means the provision of services in the capacity of an Employee of the Company or an Affiliate. For purposes of this Plan, "Permanent Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or to last for a continuous period of not less than twelve (12) months.

      7. METHOD OF EXERCISE OF OPTIONS. Any Vested Option Rights under the Plan may be exercised by a Participant, by a legatee or legatees of the Vested Option Rights under the Participant's last will or by his or her executors, personal representatives or distributees, by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by full payment to the Company of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the Plan. The price per share of Common Stock with respect to each Option exercise shall be payable in cash or check made payable to the Company. If the Common Stock is registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), the Participant also may pay the exercise price in one of the following forms:

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            (a)   in shares of Common Stock the Participant has held for a
      period sufficient to avoid a charge to the Company's earnings for financial reporting purposes, with such shares to be valued at the Fair Market Value on the date of exercise;

            (b) to the extent the Option is exercised for Vested Option Rights, through a special sale and remittance procedure pursuant to which the Participant concurrently provides irrevocable written instructions to
      (i) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

The Company will issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise.

      8.    TERMS AND CONDITIONS OF OPTIONS.

            (a) Each Participant, and each other person described in Section 7, will agree to such restrictions and conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise thereof, as the Board may deem appropriate and as are set forth in the Plan or the applicable Option Agreement. The certificates delivered to a Participant, or any other person described in Section 7, evidencing the shares of Common Stock acquired upon exercise of an Option will bear a legend referring to any restrictions, conditions or other terms contained in the Plan, the applicable Option Agreement, and the Company may place a stop transfer order with its transfer agent against the transfer of those shares.

            (b) The obligation of the Company to sell and deliver Common Stock under the Plan will be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), if deemed necessary or appropriate by the Board, with respect to the Common Stock or Options reserved for issuance or that the Plan may grant. Neither a Participant, nor any other person described in
      Section 7, will have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted to, or exercised by, him or her until the date of delivery of a stock certificate to him or her for such shares. No adjustment, other than pursuant to Section 11 hereof, will be made for dividends or other rights for which the record date is prior to the date a stock certificate is delivered.

      9. CORPORATE TRANSACTION. In the event of any Corporate Transaction (as defined below), the Board shall have the discretion to provide that each outstanding option shall either (i) become a fully exercisable Vested Option Right, (ii) be assumed by the successor corporation (or

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parent thereof), (iii) be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), or (iv) be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares of Common Stock at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The Board shall make all determinations of comparability under this Section 9, and its determination shall be final, binding and conclusive. Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed or replaced by the successor corporation (or parent thereof).

            (a) Each Option that is assumed in connection with a Corporate Transaction will be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities that would have been issuable to the Participant in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to
      (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

            (b) Any Options that are assumed or replaced in the Corporate Transaction and that did not otherwise accelerate at that time will automatically accelerate and become Vested Option Rights in the event the Participant's Service is subsequently terminated in an Involuntary Termination (as defined below) within eighteen (18) months following the effective date of such Corporate Transaction. Any Options so accelerated will remain exercisable as Vested Option Rights until the earlier of (i) the expiration of the Option term or (ii) one year from the termination of Service.

            (c) For purposes of this Plan, "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transaction; or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

            (d) For purposes of this Plan, "Involuntary Termination" shall mean the termination of the Participant's Service by (i) the Company (or an Affiliate), or (ii) the Participant following (A) a material reduction in the nature, scope, level or extent of Participant's responsibilities,
      (B) a reduction in the Participant's aggregate compensation (including base salary, performance bonus or incentive, and retirement and other fringe benefits), or (C) relocation, or assignment of duties that would reasonably require relocation, of Participant's place of Service by more than fifty (50) miles, without the Participant's consent.

      10. RIGHT OF FIRST REFUSAL. Until such time as the Common Stock is first registered under Section 12(b) or 12(g) of the 1934 Act, the Company shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interests to the

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Participant) of any shares of Common Stock issued under the Plan. The Company may exercise such right of first refusal in accordance with the terms established by the Board and set forth in the applicable Option Agreement.

      11. ADJUSTMENTS. The Board will appropriately adjust the maximum number of shares of Common Stock subject to Options under the Plan and the exercise price with respect to Options to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of Shares, whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by the Company of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Board determines an adjustment is appropriate, but not including an initial public offering or other capital infusion from any source. Except as described above, the existence of Options will not affect in any way the right or power of the Company or its stockholders to make or authorize: (i) any reorganization, recapitalization, or other adjustments in the Company's capital structure, its ownership, or its business, (ii) any merger or consolidation of the Company, (iii) any issue or issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting any Common Stock of the Company, including the Common Stock, or the rights thereof, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of the assets or business of the Company, or (vi) any other corporate act or proceeding whether of a similar or dissimilar character. On the basis of information known to the Company, the Board will make all determinations relating to the applicability and interpretation of this Section 11, and all such determinations will be conclusive and binding.

      12. NONTRANSFERABILITY. Options granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and will not be subject to execution, attachment or similar process. Except as provided below, Options granted under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

            (a) In the event of the Participant's death during a period of Service and prior to the termination, expiration, cancellation or forfeiture of any Option held by the Participant hereunder, each Option theretofore granted to the Participant shall be exercisable or payable to the extent provided in Section 6 but only: (i) by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and (ii) to the extent set forth in the Agreement.

            (b) Notwithstanding the foregoing, an Option Agreement for a grant of NSOs, may permit the Participant who received the Option at any time prior to the Participant's death, to assign all or any portion of the Option granted to him or her to: (i) the Participant's spouse or lineal descendants; (ii) the trustee of a trust for the primary benefit

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      of the Participant's spouse or lineal descendants; or (iii) a partnership of which the Participant's spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration therefor; and (y) the assignment is expressly permitted by the applicable Option Agreement as approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

            (c) An NSO may be assigned in whole or in part during the Participant's lifetime in accordance with the terms of a domestic relations order that substantially qualifies with the requirements of Code
      Section 414(p), as determined by the Board in its sole discretion (a "qualified domestic relations order"). The assigned portion may be exercised only by the person or persons who acquire a proprietary interest in the Option pursuant to such qualified domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment.

            (d) An assignee or transferee of an Option must sign an agreement with the Company to be bound by the terms of the applicable Option Agreement.

      13. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, or as its delegates, the Company will indemnify members of the Board and its delegates against (a) the reasonable expenses (as they incur them), including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder; and (b) against all amounts paid by them in settlement of any such action suit, proceeding or appeal (if independent legal counsel selected by the Company approves the settlement) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Board member or delegate is liable for gross negligence or willful misconduct in the performance of his or her duties. The Company may elect, at its own expense, to handle and defend any action, suit or proceeding described in this Section 13.

      14. NO EMPLOYMENT OR SERVICE RIGHTS. Neither the adoption of the Plan nor the grant of any Option will be deemed to obligate the Company or any Affiliate to continue the Service of any Participant for any particular period or interfere with the rights of the Company or an Affiliate to terminate the Participant's Service at any time. The granting of an Option will not constitute a request or consent to postpone any Participant's retirement.

      15.   TERMINATION AND AMENDMENT OF PLAN.

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            (a)   The Board may at any time amend, terminate, suspend or modify the Plan; provided, that no amendment shall be made that increases the total number of shares of the Common Stock that may be issued and sold pursuant to Options granted under the Plan or modify the provisions of the Plan relating to eligibility with respect to ISOs unless such amendment is made by or with the approval of the stockholders.

            (b) No termination, suspension or modification of the Plan will adversely affect any right acquired by any Participant, or a Participant's legatees, executors, personal representatives or distributees, under an Option granted before the effective date of the Plan's termination, suspension or modification, unless the Participant or other person consents. It will be conclusively presumed that any adjustment for changes in capitalization as provided for under this Plan do not adversely affect any right described in this paragraph (b).

      16.   EFFECTIVE DATE AND TERM OF THE PLAN.

            (a) The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Company's stockholders. If such stockholder approval is not obtained within twelve
      (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Board may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

            (b) The Plan will terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

      17. WITHHOLDING TAXES. By acceptance of the Option, the Participant will be deemed to (i) agree to reimburse the Company or Affiliate that employs the Participant for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of the Participant's exercise of all or a portion of the Option; (ii) authorize the Company or any Affiliate that employs the Participant to withhold from any cash compensation paid to the Participant or on the Participant's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company or the Affiliate, and which the Participant has not otherwise reimbursed, in respect of the Participant's exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the Participant is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares

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issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

      18. GOVERNING LAW. The Plan, and all Option Agreements hereunder, will be construed in accordance with and governed by the laws of the State of Illinois.

      19. SUCCESSORS. In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or share exchange involving the Company, all obligations of the Company under the Plan as to Options granted hereunder will be binding on the successor to the transaction. A Participant's Service with the successor will be considered Service with the Company for purposes of the Plan.

      20. NOTICES. Notices given pursuant to the Plan must be in writing and will be deemed received when personally delivered, or three days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Company should be directed to:

                    Morningstar, Inc.
                    225 West Wacker Drive, Suite 400
                    Chicago, Illinois  60606
                    Telephone: (312)
                    Facsimile: (312)
                    Attention: Corporate Secretary

      Notices to or regarding a Participant should be directed to the Participant, or the executors, personal representatives or distributees of a deceased Participant, at the Participant's home address on the records of the Company.

      21. FRACTIONAL SHARES. If at any time the exercise of the Option would, except for this provision, require the issue or transfer of fractional shares, the number of shares of Common Stock will be rounded down to the next whole number.

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